                                                                      EXHIBIT 10

                                  $100,000,000

                            364-DAY CREDIT AGREEMENT

                                   DATED AS OF

                                 MARCH ___, 2001

                                      AMONG

                             THE LIBERTY CORPORATION

                             THE BANKS LISTED HEREIN

                                       AND

                              WACHOVIA BANK, N.A.,

                                    AS AGENT

                                TABLE OF CONTENTS

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                                                                                     PAGE
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Article I. DEFINITIONS..................................................................1
    Section 1.01      Definitions.......................................................1
    Section 1.02      Accounting Terms and Determinations..............................14
    Section 1.03      References.......................................................14

Article II. THE CREDITS................................................................14
    Section 2.01      Commitments to Lend..............................................14
    Section 2.02      Method of Borrowing Loans........................................15
    Section 2.03      Continuation and Conversion Elections............................16
    Section 2.04      Notes............................................................17
    Section 2.05      Maturity of Loans................................................17
    Section 2.06      Interest Rates...................................................18
    Section 2.07      Fees.............................................................20
    Section 2.08      Optional Termination or Reduction of Commitments.................21
    Section 2.09      Mandatory Reduction and Termination of Commitments...............21
    Section 2.10      Optional Prepayments of Advances.................................22
    Section 2.11      Mandatory Prepayments............................................22
    Section 2.12      General Provisions as to Payments................................22
    Section 2.13      Computation of Interest and Fees.................................24

Article III. CONDITIONS TO BORROWINGS..................................................24
    Section 3.01      Conditions to First Borrowing....................................24
    Section 3.02      Conditions to All Borrowings.....................................25
    Section 3.03      Determinations Under Section 3.01................................26

Article IV. REPRESENTATIONS AND WARRANTIES.............................................26
    Section 4.01      Corporate Existence and Power....................................26
    Section 4.02      Corporate and Governmental Authorization; No Contravention.......26
    Section 4.03      Binding Effect...................................................26
    Section 4.04      Financial Information............................................27
    Section 4.05      Litigation.......................................................27
    Section 4.06      Compliance with ERISA............................................27
    Section 4.07      Compliance with Laws; Payment of Taxes...........................27
    Section 4.08      Subsidiaries.....................................................28
    Section 4.09      Not an Investment Company........................................28
    Section 4.10      Ownership of Property; Liens.....................................28
    Section 4.11      No Default.......................................................28
    Section 4.12      Full Disclosure..................................................28
    Section 4.13      Environmental Matters............................................28
    Section 4.14      Insolvency.......................................................29
    Section 4.15      Public Utility Holding Company Act...............................29
    Section 4.16      Capital Stock....................................................29
    Section 4.17      Margin Stock.....................................................29
    Section 4.18      No Forfeiture....................................................29
    Section 4.19      Broadcast Licenses and Operating Agreements......................29

Article V. COVENANTS...................................................................31
    Section 5.01      Information......................................................31

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
    Section 5.02      Inspection of Property, Books and Records........................33
    Section 5.03      Leverage Ratio...................................................33
    Section 5.04      [Reserved].......................................................33
    Section 5.05      Restricted Payments..............................................33
    Section 5.06      Coverage Ratio...................................................34
    Section 5.07      Loans or Advances................................................34
    Section 5.08      Investments......................................................34
    Section 5.09      Negative Pledge..................................................34
    Section 5.10      Conduct of Business and Maintenance of Existence.................35
    Section 5.11      Dissolution......................................................35
    Section 5.12      Consolidations, Mergers and Sales of Assets......................35
    Section 5.13      Use of Proceeds..................................................36
    Section 5.14      Compliance with Laws; Payment of Taxes...........................36
    Section 5.15      Insurance........................................................36
    Section 5.16      Change in Fiscal Year............................................36
    Section 5.17      Maintenance of Property..........................................37
    Section 5.18      Environmental Notices............................................37
    Section 5.19      Environmental Matters............................................37
    Section 5.20      Environmental Release............................................37
    Section 5.21      Transactions with Affiliates.....................................37
    Section 5.22      Restrictions on Ability of Subsidiaries to Pay Dividends.........37
    Section 5.23      No Activities Leading to Forfeiture..............................37
    Section 5.24      Additional Guarantors............................................37
    Section 5.25      Maintenance of FCC Licenses, Affiliation Agreements, Etc.........38
    Section 5.26      Cease Broadcasting...............................................38

Article VI. DEFAULTS...................................................................38
    Section 6.01      Events of Default................................................38
    Section 6.02      Notice of Default................................................41

Article VII. THE AGENT.................................................................41
    Section 7.01      Appointment; Powers and Immunities...............................41
    Section 7.02      Reliance by Agent................................................42
    Section 7.03      Defaults.........................................................42
    Section 7.04      Rights of Agent and its Affiliates as a Bank.....................42
    Section 7.05      Indemnification..................................................42
    Section 7.06      CONSEQUENTIAL DAMAGES............................................43
    Section 7.07      Registered Holder of Loan Treated as Owner.......................43
    Section 7.08      Nonreliance on Agent and Other Banks.............................43
    Section 7.09      Failure to Act...................................................44
    Section 7.10      Successor Agent..................................................44
    Section 7.11      Other Agents.....................................................44

Article VIII. CHANGE IN CIRCUMSTANCES; COMPENSATION....................................44
    Section 8.01      Basis for Determining Interest Rate Inadequate or Unfair.........44
    Section 8.02      Illegality.......................................................45
    Section 8.03      Increased Cost and Reduced Return................................45
    Section 8.04      Base Rate Loans Substituted for Affected Euro-Dollar Loans.......46
    Section 8.05      Compensation.....................................................47

Article IX. MISCELLANEOUS..............................................................47
    Section 9.01      Notices..........................................................47
    Section 9.02      No Waivers.......................................................48
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
    Section 9.03      Expenses; Indemnification........................................48
    Section 9.04      Sharing of Set-Offs..............................................48
    Section 9.05      Amendments and Waivers...........................................49
    Section 9.06      Margin Stock Collateral..........................................50
    Section 9.07      Successors and Assigns...........................................50
    Section 9.08      Confidentiality..................................................53
    Section 9.09      Representation by Banks..........................................53
    Section 9.10      Obligations Several..............................................53
    Section 9.11      Survival of Certain Obligations..................................53
    Section 9.12      Georgia Law......................................................53
    Section 9.13      Consent to Jurisdiction..........................................53
    Section 9.14      Counterparts.....................................................54
    Section 9.15      Miscellaneous....................................................54
    Section 9.16      Independence of Covenants........................................54


SCHEDULE 1.01A          Material Subsidiaries
SCHEDULE 1.01B          Stations
SCHEDULE 1.01C          Excluded Assets
SCHEDULE 1.01D          Excluded Subsidiaries
SCHEDULE 4.19           Broadcast Licenses
SCHEDULE 5.01(c)        Form of Compliance Certificate

EXHIBIT A-Form of Note
EXHIBIT B-Form of Opinion of Counsel for the Borrower
EXHIBIT C-Form of Opinion of Counsel for the Agent
EXHIBIT D-Form of Closing Certificate
EXHIBIT E-Form of Secretary's Certificate of the Borrower
EXHIBIT F-Form of Guaranty
EXHIBIT G-Form of Notice of Borrowing
EXHIBIT H-Form of Notice of Continuation or Conversion
EXHIBIT I-Form of Secretary's Certificate of Cosmos


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

                            364-DAY CREDIT AGREEMENT

         AGREEMENT dated as of March ___, 2001, among THE LIBERTY CORPORATION, the BANKS listed on the signature pages hereof (and their successors and assigns) and WACHOVIA BANK, N.A., as Agent.

         The parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

         Section 1.01 Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein (with the singular form to include the plural form and vice-versa):

         "Acquisition" means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by the Borrower or any Subsidiary of all or substantially all of the assets of a Person (other than a Subsidiary) or of any business or division of a Person (other than a Subsidiary), (b) the acquisition by the Borrower or any Subsidiary of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person, or (c) a merger, consolidation, amalgamation or other combination by the Borrower or any Subsidiary with another Person (other than a Subsidiary) if the Borrower or such Subsidiary is the surviving entity; provided that in any merger involving the Borrower, the Borrower must be the surviving entity.

         "Additional Guarantor" shall mean each Person that becomes a Guarantor in accordance with Section 5.24.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

         "Advance" means any advance by the Banks under the Commitment.

         "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

         "Applicable Margin" has the meaning set forth in Section 2.06(a).

         "Assignee" has the meaning set forth in Section 9.07(c).

         "Authority" has the meaning set forth in Section 8.02.

         "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

         "Base Rate" means, for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent plus the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and Federal Funds Rate shall be effective on the date of each such change.

         "Base Rate Borrowing" means a Borrowing in which the advances under such borrowing bear or are to bear interest calculated by reference to the Base Rate.

         "Base Rate Loan" means an Advance which bears or is to bear interest calculated by reference to the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Notice of Continuation or Conversion, Section 2.02(f), or Article VIII, as applicable.

         "Book Value" means, with respect to any asset, the cost of such asset, minus accumulated depreciation or amortization, if any, with respect to such asset.

         "Borrower" means The Liberty Corporation, a South Carolina corporation, and its successors.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by all of the Banks pursuant to Article II.

         "Broadcast Licenses" means licenses, permits, authorizations or certifications now or hereafter held by the Borrower or any Subsidiary of the Borrower (including, without limitation, the Broadcast Licenses listed on Schedule 4.19 hereto) to construct, own, operate or promote the Stations granted by the FCC, the administrative law courts or by any state, county, city, town, village or other local government authority, and all extensions, additions and renewals thereto or thereof.

         "Capital Expenditures" means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with generally accepted accounting principles consistently applied.

         "Capital Stock" of any Person means any redeemable or nonredeemable shares of capital stock of such Person (to the extent issued to a Person other than the Borrower), whether common or preferred.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

         "Change of Law" shall have the meaning set forth in Section 8.02.

         "Closing Date" means March ___, 2001.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii) as to any Bank which enters into any LSTA Assignment (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such LSTA Assignment, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

         "Communications Act" means the Communications Act of 1934, as amended (including, without limitation, the Telecommunications Act of 1996), or any successor statute or statutes thereto, and all rules, regulations, written policies, orders and decisions of the FCC thereunder, in each case as from time to time in effect.

         "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated EBIT" for any period means the sum of (i) Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period;
(iii) taxes on income of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period; and (iv) non-cash non-recurring charges or losses, if any of the Borrower and its Consolidated Subsidiaries for such period, minus the sum of (a) non-cash non-recurring gains, if any of the Borrower and its Consolidated Subsidiaries for such period, and (b) interest income of the Borrower and its Consolidated Subsidiaries for such period. In determining Consolidated EBIT for any period, any Consolidated Subsidiary acquired during such period by the Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary for the entire period.

         "Consolidated EBITDA" for any period means the sum of (i) Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period,
(iii) taxes on income of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period, (iv) Depreciation for such period, (v) amortization of intangible assets of the Borrower and its Consolidated Subsidiaries for such period, and (vi) non-cash non-recurring charges or losses, if any of the Borrower and its Consolidated Subsidiaries for such period, minus the sum of (a) non-cash non-recurring gains, if any of the Borrower and its Consolidated Subsidiaries for such period, and (b) interest income of the Borrower and its Consolidated Subsidiaries for such period. In determining Consolidated EBITDA for any period, any Consolidated Subsidiary acquired during such period by the Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary for the entire period.

         "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

         "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary of the Borrower.

         "Consolidated Operating Profits" means, for any period, the Operating Profits of the Borrower and its Consolidated Subsidiaries.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with generally accepted accounting principles consistently applied, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

         "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

         "Cosmos" means Cosmos Broadcasting Corporation, a South Carolina corporation.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Non-Convertible Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), (x) all obligations of such Person in respect of securitizations or similar arrangements, (xi) all Debt of others Guaranteed by such Person and (xii) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

         "Default Rate" means, with respect to any Loan, for any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

         "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with generally accepted accounting principles consistently applied.

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia or New York are authorized or required by law to close.

         "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower and its Subsidiaries required by any Environmental Requirement.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

         "Environmental Notice" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

         "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

         "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Euro-Dollar Borrowing" means a Borrowing in which the advances under such borrowing bear or are to bear interest calculated by reference to the Adjusted London Interbank Offered Rate.

         "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Euro-Dollar Loan" means an Advance which bears or is to bear interest calculated by reference to the Adjusted London Interbank Offered Rate, and is to be made as a Euro-Dollar Loan pursuant to a Notice of Borrowing or continued as or converted to a Euro-Dollar Loan pursuant to a Notice of Continuation or Conversion.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(c).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Excluded Assets" means those assets described on Schedule 1.01C hereto.

         "Excluded Subsidiary" means any Subsidiary identified on Schedule 1.01D hereto.

         "Fair Market Value" means, with respect to any asset, the greater of:
(i) the Gross Proceeds received by the Borrower or any Subsidiary in connection with the sale, transfer or other disposition by the Borrower or such Subsidiary (as the case may be) of such asset; or (ii) the Book Value of such asset.

         "FCC" means the Federal Communication Commission.

         "FCC Broadcast License" means any Broadcast License granted or issued by the FCC.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the

Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Agent.

         "Film Payments" means cash payments for syndicated film products, such as first-run and off-network programs.

         "Fiscal Quarter" means any fiscal quarter of the Borrower.

         "Fiscal Year" means any fiscal year of the Borrower.

         "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any of its Subsidiaries before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, if such action, proceeding or investigation could result in (i) the seizure or forfeiture of any of their assets, revenues or share capital, which when the Fair Market Value of such assets, revenues or share capital subject to such seizure or forfeiture when aggregated with the Fair Market Value of all other assets, revenues and share capital of the Borrower and its Subsidiaries seized or forfeited since the Closing Date exceeds $2,500,000, or (ii) a material adverse change in the business, financial position, results of operations or prospects of the Borrower or any of its Subsidiaries.

         "Gross Proceeds" means any and all cash, plus the face amount of any and all notes, bonds, debentures, instruments and evidences of indebtedness, and the value of any other property, of whatever kind or nature, received by the Borrower or any Subsidiary in connection with the sale, transfer or other disposition by the Borrower or such Subsidiary (as the case may be) of any of its assets.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means each of Cosmos and any Additional Guarantor which shall become a party to the Guaranty after the date hereof.

         "Guaranty" means the Guaranty Agreement dated as of even date herewith executed by each Guarantor in favor of the Agent, substantially in the same form attached hereto as Exhibit F, as modified, amended, supplemented or restated from time to time.

         "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any applicable state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "Immaterial Subsidiary" means any Subsidiary other than a Material Subsidiary.

         "Income" means, as applied to any Person for any period, the aggregate amount of income of such Person, before taxes, for such period, as determined in accordance with generally accepted accounting principles consistently applied.

         "Intercompany Loan" means any loan, advance or other extension of credit made in the ordinary course of business (i) by the Borrower to any Subsidiary; (ii) by any Subsidiary to the Borrower; or (iii) by any Consolidated Subsidiary to any other Consolidated Subsidiary; provided that the aggregate outstanding principal amount of Intercompany Loans made by Consolidated Subsidiaries to other Consolidated Subsidiaries shall at no time exceed 20% of Stockholders' Equity.

         "Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower, Cosmos or any of the Minor Subsidiaries outstanding during such period.

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such borrowing, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

         (2) with respect to each Base Rate Borrowing, the period commencing on the date of such borrowing and ending 30 days thereafter; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

                  (b) any Interest Period applicable to an Advance which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

         "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

         "Leverage Ratio" means, for any date of determination, the ratio of (i) Consolidated Debt as of such date of determination to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on such date of determination.

         "Liberty Corporation Preferred Stock" means any redeemable or nonredeemable, preferred capital stock of the Borrower.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Base Rate Loan or Euro-Dollar Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans, or any or all of them, as the context shall require.

         "Loan Documents" means this Agreement, the Notes, the Guaranty and any other document evidencing or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Guaranty or the Loans, as such documents and instruments may be amended or supplemented from time to time.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

         "LSTA Assignment " means any form of Assignment Agreement approved from time to time by the Loan Syndications and Trading Association.

         "LSTA Confidentiality Agreement" means any form of Confidentiality Agreement approved from time to time by the Loan Syndications and Trading Association.

         "Margin Stock" means "margin stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, as applicable, or
(c) the legality, validity or enforceability of any Loan Document.

         "Material Subsidiary" means (a) on the Closing Date, each of the Subsidiaries listed on Schedule 1.01A hereto, and (b) on any date after the Closing Date, any Subsidiary of the Borrower which has either (i) Total Assets (other than Excluded Assets) on the last day of the Fiscal Quarter most recently ended equal to or greater than 5% of Consolidated Total Assets (other than Excluded Assets) on the last day of the Fiscal Quarter most recently ended, or
(ii) Operating Profits for the period of 4 consecutive Fiscal Quarters most recently ended prior to such date equal to or greater than 5% of Consolidated Operating Profits for such period of 4 consecutive Fiscal Quarters; provided that, notwithstanding the foregoing, a Subsidiary that is an Excluded Subsidiary shall be deemed to be a Material Subsidiary by reason of clause (ii) of this definition only if such Excluded Subsidiary has Operating Profits for the period of 4 consecutive Fiscal Quarters most recently ended prior to the date of determination equal to or greater than 10% of Consolidating Operating Profits for such period of 4 consecutive Fiscal Quarters.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Net Disposition Proceeds" means the aggregate proceeds received by the Borrower or any of its Subsidiaries upon the disposition of any assets or property (whether real, personal, mixed, tangible or intangible), including, without limitation, any sale or disposition in connection with a securitization, a sale-leaseback transaction or any similar arrangement, but only to the extent that the aggregate amount of such proceeds received in any Fiscal Year (excluding (i) proceeds received upon the disposition of Excluded Assets and (ii) proceeds received upon the disposition of any asset or property that when acquired was treated as a Permitted Investment to the extent the aggregate amount of such proceeds does not exceed $25,000,000) exceeds $5,000,000 and after deducting from the amount of such proceeds the sum of: (a) all reasonable and customary costs and expenses incurred by the Borrower or any Subsidiary directly in connection with such disposition; (b) all amounts actually set aside as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such disposition; (c) all taxes actually paid or payable by the Borrower or such Subsidiary as a result of gain recognized in connection with such disposition; and (d) any amount actually paid by the Borrower or such Subsidiary to discharge, or cause the discharge of, any Lien on such assets or property (to the extent such Lien was permitted by this Agreement).

         "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with generally accepted accounting principles consistently applied.

         "Net Proceeds of Debt" means any proceeds received by the Borrower or any of its Subsidiaries in respect of the incurrence or the private or public issuance of Debt of the Borrower or any of its Subsidiaries, but only to the extent that the aggregate amount of such proceeds received in any Fiscal Year exceeds $5,000,000 and after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or any such Subsidiary directly in connection with the incurrence or issuance of such Debt.

         "Net Proceeds of Stock" means any proceeds received by the Borrower or any of its Subsidiaries in respect of the private or public issuance of Stock of the Borrower or any of its Subsidiaries, but only to the extent that the aggregate amount of such proceeds received in any Fiscal Year exceeds $5,000,000 and after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or any such Subsidiary directly in connection with the issuance of such Stock.

         "Non-Convertible Redeemable Preferred Stock" of any Person means Redeemable Preferred Stock that is redeemable, either in whole or in part, into any property (including, without limitation, cash) other than the capital stock of the Person.

         "Nonredeemable Capital Stock" means any nonredeemable capital stock of the Borrower or any Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

         "Notes" shall mean the Notes of the Borrower payable to the order of the respective Banks, evidencing the maximum principal indebtedness of the Borrower under the Commitments, in substantially the form of Exhibit A, either as originally executed or as they may be from time to time supplemented, modified, amended, renewed or extended, or any or all of them, as the context shall require.

         "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

         "Notice of Continuation or Conversion" has the meaning set forth in
Section 2.03.

         "Operating Profits" means, as applied to any Person for any period, the pre-tax operating income of such Person for such period, as determined in accordance with generally accepted accounting principles consistently applied.

         "Participant" has the meaning set forth in Section 9.07(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Performance Pricing Determination Date" has the meaning set forth in
Section 2.06(a).

         "Permitted Acquisition" means any Acquisition by the Borrower or a Subsidiary of any business which is engaged in the same or related line of business as the Borrower and its Subsidiaries, with respect to which each of the following requirements shall have been satisfied:

                  (a) as of the closing of any Acquisition, the Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired;

                  (b) as of the closing of any Acquisition, after giving effect to such Acquisition, the acquiring party must not be "insolvent" and the Borrower and its Consolidated Subsidiaries, on a consolidated basis, must not be "insolvent" (as "insolvent" is defined in Section 4.14); and

                  (c) as of the closing of any Acquisition, no Default shall exist or occur as a result of, and after giving effect to, such Acquisition.

         "Permitted Investment" means any investment by the Borrower or any Subsidiary made after the Closing Date to the extent the aggregate cost of investments so made after the Closing Date does not exceed $50,000,000.

         "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

         "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

         "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31.

         "Redeemable Preferred Stock" of any Person means as of any date any preferred stock issued by such Person which is at any time within one (1) year of such date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

         "Related Fund" means, with respect to any Bank that is a fund that invests in lender loans, any other fund that invests in lender loans and is advised or managed by the same investment advisor as such Bank.

         "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the Loans.

         "Restricted Payment" means (a) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock), and (b) any payment (whether in the form of money or property) made by the Borrower or any Subsidiary on account of the purchase, redemption, retirement or acquisition by the Borrower or such Subsidiary of any shares of its Capital Stock (and, as to any payment made in the form of property, the amount of such payment shall be deemed to be equal to the fair market value of such property).

         "Security" has the meaning assigned to such term in Section 2(l) of the Securities Act of 1933, as amended.

         "Stations" means those television broadcasting stations identified on
Schedule 1.01B hereto.

         "Stock" of any Person means any Capital Stock, other equity Security, membership interest or other equity interest, of any classification, of such Person or any Subsidiary of such Person (to the extent issued to a Person other than such Person or a Wholly Owned Subsidiary of such Person).

         "Stock Payment" means any payment made by the Borrower on account of the purchase, redemption, retirement or acquisition by such Borrower of any shares of its Capital Stock

         "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, but excluding any Non-Convertible Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity would generally include, but not be limited to (i) the par or stated value of all outstanding Nonredeemable Capital Stock plus paid in capital, (ii) capital surplus, (iii) retained earnings, (iv) unearned stock compensation, (v) cumulative foreign currency translation adjustments and (vi) subtracting items such as (A) purchases of treasury stock, (B) unrealized investment losses, (C) receivables due from an employee stock ownership plan and
(D) employee stock ownership plan debt guarantees, provided, however, that Stockholders' Equity shall exclude unrealized gains and losses resulting from adjusting the book value of securities from a cost basis to a market basis in accordance with Financial Accounting Standards Board Statement No. 115.

         "Subsidiary" means any corporation or other entity (including, without limitation, Cosmos) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Termination Date" shall mean March ___, 2002, as such date may be extended from time to time in accordance with Section 2.05(b).

         "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

         "Total Assets" of any Person means, at any time, the total assets of such Person, as set forth or reflected or as should be set forth or reflected on the most recent balance sheet of such Person, prepared in accordance with GAAP.

         "Transferee" has the meaning set forth in Section 9.07(d).

         "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Advances on such day.

         "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily , in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wachovia" means Wachovia Bank, N.A., a national banking association and its successors.

         "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

         Section 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in generally accepted accounting principles) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by generally accepted accounting principles, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

         Section 1.03 References. Unless otherwise indicated, references in this Agreement to "Sections" are references to sections hereof and references in this Agreement to "Articles" are references to articles hereof.

                                  ARTICLE II.
                                  THE CREDITS

         Section 2.01 Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth herein, to make Advances to the Borrower from time to time before the Termination Date; provided that, immediately after each such Advance is made, the aggregate outstanding principal amount of Advances by such Bank shall not exceed the amount of its Commitment, and provided further that the aggregate principal amount of all Advances at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time. Each Borrowing under this Section shall be in an aggregate principal amount of: (i) $1,000,000 or any larger multiple of $1,000,000, if such Borrowing consists of Advances made as Euro-Dollar Loans; and (ii) $1,000,000 or any larger multiple of $1,000,000, if such Borrowing consists of Advances made as Base Rate Loans (except that any such Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay or, to the extent permitted by Section 2.10, prepay Advances and reborrow under this Section 2.01 at any time before the Termination Date.

         Section 2.02 Method of Borrowing Loans.

                  (a) The Borrower shall give the Agent notice in the form attached hereto as Exhibit G (a "Notice of Borrowing") prior to 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                           (i) the date of such Borrowing, which shall be a
                  Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                           (ii) the aggregate amount of such Borrowing, and

                           (iii) whether the Advances comprising a Borrowing are
                  to be Base Rate Loans or Euro-Dollar Loans, and the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (c) Not later than 1:00 p.m. (Atlanta, Georgia time) on the date of each Borrowing, referenced in the Notice of Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in or specified pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of the applicable Borrowing stating that such Bank will not make the applicable Advance in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make the Advance in connection with such Borrowing, and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance included in such borrowing for purposes of this Agreement.

                  (d) If any Bank makes a new Advance hereunder on a day on which the Borrower is to repay all or any part of an outstanding Advance from such Bank, such Bank shall apply the proceeds of its new Advance to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, (i) no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing and (ii) there may be no more than 8 different Interest Periods for Loans outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

                  (f) In the event that a Notice of Borrowing fails to specify whether the Advances comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Advances shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Advances maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing and the Borrower fails to repay such Advances using its own moneys and fails to give a Notice of Borrowing in connection with a new corresponding Borrowing, a new Borrowing shall be deemed to be made on the date such Advances mature in an amount equal to the principal amount of the Advances so maturing, and the Advances comprising such new Borrowing shall be Base Rate Loans.

         Section 2.03 Continuation and Conversion Elections. By delivering a notice (a "Notice of Continuation or Conversion"), which shall be substantially in the form of Exhibit H, to the Agent on or before 11:00 A.M., Atlanta, Georgia time, on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Euro-Dollar Loans outstanding), the Borrower may from time to time irrevocably elect, by notice on the same Domestic Business Day, in the case of

Base Rate Loans or 3 Euro-Dollar Business Days, in the case of Euro-Dollar Loans, that all, or any portion in an aggregate principal amount of $1,000,000 or any larger integral multiple of $1,000,000 be, (i) in the case of Base Rate Loans, converted into Euro-Dollar Loans or (ii) in the case of Euro-Dollar Loans, converted into Base Rate Loans or continued as Euro-Dollar Loans (in the absence of delivery of a Notice of Continuation or Conversion with respect to any Euro-Dollar Loan at least 3 Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Euro-Dollar Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Banks that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, any Euro-Dollar Loan when any Default has occurred and is continuing.

         Section 2.04 Notes.

                  (a) Upon request of any Bank, made through the Agent, the Loans of each Bank may be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

                  (b) Upon receipt of any Bank's Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         Section 2.05 Maturity of Loans.

                  (a) Each Loan shall mature, and the principal amount thereof shall be due and payable on, the Termination Date.

                  (b) Upon the written request of the Borrower, which request shall be delivered to the Agent at least 30 days prior to the then effective Termination Date, the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for additional periods of 364 days each. Each Bank shall notify the Borrower and the Agent at least 10 days prior to the then effective Termination Date whether or not it chooses to extend the Termination Date for such an additional 364 day period (but any Bank which fails to give such notice within such period shall be deemed not to have extended); provided, that the Termination Date shall not be extended with respect to any of the Banks unless:

                           (i) the Required Banks are willing to extend the
                  Termination Date; and

                           (ii) on or before the then effective Termination Date
                  (determined prior to giving effect to such extension), as to the Commitment of any Bank which gave notice that it chooses not to extend, or which is deemed pursuant to the foregoing not to have extended (any such Bank being a "Terminating Bank"), one of the following shall occur:

                                    (x) the remaining Banks shall purchase
                  ratable assignments (without any obligation so to do) from such Terminating Bank (in the form of an LSTA Assignment) in accordance with their respective percentage of the remaining aggregate Commitments; provided, that, such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 3 Domestic Business Days in which to make a decision) prior to the Borrower finding another Bank pursuant to the immediately succeeding clause (y); and, provided, further, that, should any of the remaining Banks elect not to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from any Terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, or

                                    (y) the Borrower shall find another Bank,
                  acceptable to the Agent, willing to accept an assignment from such Terminating Bank (in the form of an LSTA Assignment) on or before the then effective Termination Date (determined prior to giving effect to such extension), or

                                    (z) the Borrower shall reduce the aggregate
                  Commitments in an amount equal to the Commitment of any such Terminating Bank.

         Section 2.06 Interest Rates.

                  (a) "Applicable Margin" means:

                           (i) for the period commencing on the Closing Date to
                  and including the first Performance Pricing Determination Date, (x) for any Base Rate Loan, 0%, and (y) for any Euro-Dollar Loan, 0.625%; and

                           (ii) from and after the first Performance Pricing
                  Determination Date, (x) for any Base Rate Loan, 0% and (y) for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Leverage Ratio for the quarterly period ending immediately prior to such Performance Pricing Determination Date (determined on the basis of the period of 4 consecutive Fiscal Quarters then ended).

                               LEVERAGE RATIO             APPLICABLE MARGIN
                               --------------             -----------------

                          Less than or equal to                 0.625%
                          1.0 to 1.0

                          Less than or equal to                 0.750%
                          1.5 to 1.0 but greater
                          than 1.0 to 1.0

                          Less than or equal to                 0.875%
                          2.0 to 1.0 but greater
                          than 1.5 to 1.0

                          Greater than 2.0 to 1.0               1.125%

         In determining interest for purposes of this Section 2.06 and fees for purposes of Section 2.07, the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. If such financial statements require a change in interest pursuant to this Section 2.06 or fees pursuant to Section 2.07, the Borrower shall deliver to the Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date which is 60 days after the end of each Fiscal Quarter. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that: (i) for Euro-Dollar Loans, changes in interest shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (ii) no fees or interest shall be decreased pursuant to this Section 2.06 or Section 2.07 if a Default is in existence on the Performance Pricing Determination Date.

                  (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on each Quarterly Payment Date while such Base Rate Loan is outstanding and on the date such Base Rate Loan is converted to a Euro-Dollar Loan. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major Banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member Bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (e) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) shall bear interest at the Default Rate.

         Section 2.07 Fees.

                  (a) The Borrower shall pay to the Agent, for the ratable account of each Bank, a commitment fee, calculated in the manner provided in the last paragraph of Section 2.06(a)(ii), on the average daily amount of such Bank's Unused Commitment at a rate per annum equal to: (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.125%; and (ii) from and after the first

         Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Leverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date:

                               LEVERAGE RATIO              COMMITMENT FEE
                               --------------              --------------

                          Less than or equal to
                          1.0 to 1.0                           0.125%

                          Less than or equal to
                          1.5 to 1.0 but greater
                          than 1.0 to 1.0                      0.175%

                          Less than or equal to
                          2.0 to 1.0 but greater
                          than 1.50 to 1.0                     0.225%

                          Greater than 2.0 to 1.0              0.275%

         Such commitment fees shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable on each Quarterly Payment Date and on the Termination Date.

                  (b) The Borrower shall pay to the Agent on the Closing Date, for the account and sole benefit of the Agent, a structuring fee equal to 0.25% of the aggregate amount of the Commitments.

         Section 2.08 Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $1,000,000 or any larger multiple of $1,000,000 the Unused Commitments. If the Commitments are terminated in their entirety, all accrued fees shall be payable on the effective date of such termination. A notice of reduction or termination of the Commitments hereunder, once given, shall not thereafter be revocable by the Borrower.

         Section 2.09 Mandatory Reduction and Termination of Commitments.

                  (a) The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  (b) In the event and on each occasion that the Borrower or any of its Subsidiaries shall issue any Stock or issue or incur any Debt, the Borrower shall, concurrently with such issuance or incurrence, immediately give notice to the Agent of such issuance or incurrence, and the Commitments shall be reduced immediately in an amount equal to

         100% of the Net Proceeds of Stock (in the case of issuance of Stock) or 100% of the Net Proceeds of Debt (in the case of issuance or incurrence of Debt).

                  (c) In the event and on each occasion that the Borrower or any of its Subsidiaries shall sell or otherwise dispose of any assets or property (whether real, personal, mixed, tangible or intangible), including, without limitation, any sale or disposition in connection with a securitization, a sale-leaseback transaction or any similar arrangement, the Borrower shall, concurrently with such sale or disposition, immediately give notice to the Administrative Agent of such sale or disposition, and the Commitments shall be reduced immediately in an amount equal to 100% of the Net Disposition Proceeds.

         Section 2.10 Optional Prepayments of Advances.

                  (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Agent, prepay any Base Rate Loan in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks.

                  (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan, except on the last day of the applicable Interest Period.

                  (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         Section 2.11 Mandatory Prepayments.

                  (a) On each date on which the Commitments are reduced pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay ratably the Loans of the several Banks; provided, that such prepayment shall be applied, first to Base Rate Loans and second to Euro-Dollar Loans outstanding on the date of such prepayment (in direct order of maturity).

                  (b) In the event that the aggregate principal amount of all Loans at any one time outstanding shall at any time exceed the aggregate amount of the Commitments of all of the Banks at such time, the Borrower shall immediately repay (in the inverse order of maturity) so much of the Loans as is necessary in order that the aggregate principal amount of the Loans thereafter outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time.

         Section 2.12 General Provisions as to Payments.

                  (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

                  (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

         In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

         Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall (i) be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

         Section 2.13 Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III.
                            CONDITIONS TO BORROWINGS

         Section 3.01 Conditions to First Borrowing. The obligation of each Bank to make any Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

                  (a) receipt by the Agent from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

                  (b) receipt by the Agent of the duly executed Notes for the account of each Bank complying with the provisions of Section 2.04;

                  (c) receipt by the Agent of an opinion (together with any opinions of local counsel relied on therein) of Martha G. Williams, General Counsel of the Borrower, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as any Bank may reasonably request;

                  (d) receipt by the Agent of an opinion of Womble Carlyle Sandridge & Rice, PLLC, special counsel for the Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

                  (e) receipt by the Agent of a certificate, dated the date of the first Borrowing, substantially in the form of Exhibit D hereto, signed by a principal financial officer of the

         Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing; and (ii) the representations and warranties of the Borrower contained in Article IV hereof are true on and as of the date of the first Borrowing hereunder;

                  (f) receipt by the Agent of all documents which the Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including without limitation a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, substantially in the form of Exhibit E hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Articles of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of South Carolina as to the existence of the Borrower as a South Carolina corporation, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party; and

                  (g) receipt by the Agent of all documents which the Agent may reasonably request relating to the existence of Cosmos, the corporate authority for and the validity of the Guaranty, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including without limitation a certificate of incumbency of Cosmos, signed by the Secretary or an Assistant Secretary of Cosmos, substantially in the form of Exhibit I hereto, certifying as to the names, true signatures and incumbency of the officer or officers of Cosmos authorized to execute and deliver the Guaranty, and certified copies of the following items: (i) Cosmos' Articles of Incorporation,
         (ii) Cosmos' Bylaws, (iii) a certificate of the Secretary of State of the State of South Carolina as to the existence of Cosmos as a South Carolina corporation, and (iv) the action taken by the Board of Directors of Cosmos authorizing Cosmos' execution, delivery and performance of the Guaranty and the other Loan Documents to which Cosmos is a party.

         Section 3.02 Conditions to All Borrowings. The obligation of each Bank to make an Advance on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

                  (a) receipt by the Agent of a Notice of Borrowing;

                  (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                  (c) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Advances of all the Banks will not exceed the aggregate amount of the Commitments of all the Banks as of such date; and

                  (d) the fact that, the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of each Borrowing

         (except to the extend any such representation or warranty is expressly made as of a prior date).

         Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as the case may be, as to the facts specified in clauses (b), (c) and (d) of this Section; provided, that
(i) if such Notice of Continuation or Conversion is to a Euro-Dollar Loan, such Notice of Continuation or Conversion shall be deemed to be such a representation and warranty by the Borrower only as to the matters set forth in paragraphs (b) and (d) above, and (ii) if such Borrowing is a Base Rate Borrowing or if such Notice of Continuation or Conversion is to a Base Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be a representation and warranty by the Borrower only as to the matters set forth in paragraph (d) above.

         Section 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the Closing Date, specifying its objection thereto.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         Section 4.01 Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         Section 4.02 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         Section 4.03 Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

         Section 4.04 Financial Information.

                  (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young LLP, and the unaudited consolidated financial statements of the Borrower for the Fiscal Year ended December 31, 2000, copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods.

                  (b) Since December 31, 1999, there has been no event, act, condition or occurrence (other than those disclosed in any registration statements or public reports filed by the Borrower with the Securities and Exchange Commission prior to January 1, 2001) having, or which could reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect.

         Section 4.05 Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could impair the ability of the Borrower or any Guarantor to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

         Section 4.06 Compliance with ERISA.

                  (a) The Borrower and each member of the Controlled Group have fulfilled their obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                  (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

         Section 4.07 Compliance with Laws; Payment of Taxes.

         The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings or where non-compliance is being contested in good faith through appropriate proceedings or where non-compliance, alone or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state, local and foreign income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. The Borrower has not given or been requested to give a waiver of the statute of limitation relating to the payment of Federal, state, local or foreign taxes.

         Section 4.08 Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         Section 4.09 Not an Investment Company. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.10 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title to its Properties sufficient for the conduct of its business, and none of such Property is subject to any Lien except as permitted in Section 5.09.

         Section 4.11 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which, alone or in the aggregate. No Default or Event of Default has occurred and is continuing.

         Section 4.12 Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 4.13 Environmental Matters.

                  (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which is likely to have a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                  (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the

         Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, generated, stored, disposed of, and managed in the ordinary course of business in compliance with all applicable Environmental Requirements.

         Section 4.14 Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A ss. 18-2-22, as amended from time to time, or as defined in ss. 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small amount of capital to engage in any business or transaction, whether current or contemplated.

         Section 4.15 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         Section 4.16 Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

         Section 4.17 Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

         Section 4.18 No Forfeiture. Neither the Borrower nor any of its Subsidiaries is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

         Section 4.19 Broadcast Licenses and Operating Agreements.

                  (a) Each of the Borrower and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses (including, without limitation, Broadcast Licenses) and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others (other than conflicts which would not impair the use thereof by the Borrower and its Subsidiaries).

                  (b) (i) Schedule 4.19 to this Agreement accurately and completely lists and describes each main station Broadcast License of the Borrower and each of the Subsidiaries related to the operation of the Stations and each other material Broadcast License which is in existence on the date of this Agreement and the expiration date and any pending application with respect to each such Broadcast License;

                           (ii) each such Broadcast License is in full force and
                  effect without condition (other than customary conditions) and has been duly and validly issued;

                           (iii) the Borrower, and each of the Subsidiaries, has
                  fulfilled and performed all of its obligations, if any, with respect to such Broadcast Licenses; and

                           (iv) no event has occurred which (A) permits, or
                  after notice or lapse of time or both would permit, revocation or termination of any such Broadcast License or (B) causes a Material Adverse Effect or in the future may (so far as any one or more of the Borrower and the Subsidiaries can now reasonably foresee) cause a Material Adverse Effect in any of the rights of the Borrower and the Subsidiaries thereunder. Except to the extent required by the Communications Act of 1934, as amended, and the rules and regulations of the FCC, no Broadcast License or other franchise or license held by any one of the Borrower or the Subsidiaries requires that any present stockholder, director, officer or employee of the Borrower or any Subsidiary remain as such or that any transfer of control of the Borrower must be approved by any public or governmental body.

                  (c) The Broadcast Licenses described on Schedule 4.19 to this Agreement constitute all of the material authorizations issued by the FCC or any other governmental authority, necessary for the operation of the business of the Borrower and each Subsidiary in the same manner as it is currently conducted and as proposed to be conducted and such Broadcast Licenses are validly issued and in full force and effect, unimpaired by any act or omission by the Borrower or any Subsidiary. Except as noted in Section 4.19(b)(iv), and except for rulemakings or similar proceedings of general applicability to entities such as the Borrower or to facilities such as the Stations, neither the Borrower nor any Subsidiary is a party to any investigation (to the best of its knowledge), notice of violation, order, or complaint issued by or before the FCC or any other governmental authority, nor are there any other proceedings involving any one or more of the Borrower and the Subsidiaries by or before the FCC or any other governmental authority, which investigation, notice, order, complaint or proceeding could in any manner materially threaten or adversely affect such Broadcast Licenses. Neither the Borrower nor any Subsidiary has knowledge of a threat of any such investigation, notice of violation, order, complaint or proceeding with respect thereto. The Borrower has no reason to believe that the Broadcast Licenses listed and described on Schedule
         4.19 to this Agreement will not be renewed for a full license term in the ordinary course. Each of the Borrower and the Subsidiaries has filed with the FCC and all other applicable governmental authorities all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of the FCC or such applicable governmental authorities.

                                   ARTICLE V.
                                    COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note or any other Loan Document remains unpaid:

         Section 5.01 Information. The Borrower will deliver to each of the
Banks:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Ernst & Young LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

                  (b) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a consolidated balance sheet and the consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and consolidated and consolidating statements of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.06, inclusive, on the date of such financial statements (which calculations shall be presented substantially in the form attached hereto as Schedule 5.01(c)), (ii) listing (in reasonable detail) the Permitted Investments and Permitted Acquisitions made by the Borrower and its Subsidiaries during the Fiscal Quarter with respect to which such certificate is being delivered, and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a)(i) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that the Borrower had failed to comply with the terms, covenants, provisions or conditions of Section 5.03 and Sections 5.05 to 5.08, inclusive, insofar as they relate to accounting matters, nor were they aware that any other Default existed on the date of such financial statements;

                  (e) within five Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                  (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (i) promptly after the Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

                  (j) promptly after the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Borrower and/or any Subsidiary for $2,000,000 or more in excess of amounts covered in full by applicable insurance;

                  (k) as soon as practicable after the receipt thereof, and in any event within ten (10) Domestic Business Days after the issuance thereof:

                           (i) copies of any order or notice of the FCC, a court
                  of competent jurisdiction or any other Governmental Authority which designated any Broadcast License of the Borrower or any Subsidiary or application therefor for a hearing, or which refuses renewal or extension of any such Broadcast License, or revokes or suspends the authority of the Borrower or any Subsidiary to operate as a broadcast station;

                           (ii) a copy of any competing application filed
                  against any Broadcast License of the Borrower or any Subsidiary or application therefor;

                           (iii) copies of any citation, notice of violation or
                  order to show cause from the FCC, or any material complaint filed by or with the FCC, in each case, in connection with the Borrower or any Subsidiary;

                           (iv) a copy of any notice or application by the
                  Borrower or any Subsidiary requesting authority to cease broadcasting on any broadcast station for any period in excess of forty-eight (48) hours;

                           (v) promptly after the occurrence thereof, a written
                  summary of any material discussions between the Borrower and the FCC;

                  (l) as soon as practicable, and in any event within thirty
         (30) days after its due date for filing with the FCC, duplicate copies of each FCC Form 323 (or any comparable form which may be substituted therefor by the FCC) filed with the FCC with respect to each Station and each other radio or television station owned by the Borrower or any Subsidiary; and

                  (m) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         Section 5.02 Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense for such Bank's direct costs incurred prior to the occurrence of an Event of Default and at the Borrower's expense for all direct costs incurred after the occurrence of an Event of Default to visit and inspect any of their respective Properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

         Section 5.03 Leverage Ratio. At all times, the ratio of Consolidated Debt to Consolidated EBITDA (determined, as for Consolidated EBITDA, for the period of 4 consecutive Fiscal Quarters most recently ended for which financial statements have been prepared) shall be less than 2.5 to 1.0.

         Section 5.04 [Reserved]


         Section 5.05 Restricted Payments. The Borrower will not declare or make any Restricted Payment if the amount of such Restricted Payment, when aggregated with all other Restricted Payments made after December 31, 2000, would exceed the sum of (a) $100,000,000 plus (b) fifty percent (50%) of cumulative Net Income of the Borrower for all fiscal periods beginning January 1, 2001; provided that: (i) in no event shall the Borrower declare or make any Restricted Payment if after giving effect to the payment of any such Restricted Payment, a Default shall have occurred and be continuing; and (ii) for purposes of this Section 5.05 only, Net Income shall be determined without regard to any effect on Net Income resulting solely from any treatment of post-retirement benefits of the Borrower and its Consolidated Subsidiaries required by Financial Accounting Standards Board Statement No. 106.

         Section 5.06 Coverage Ratio. At all times, the ratio of Consolidated EBIT (determined for the period of 4 consecutive Fiscal Quarters most recently ended for which financial statements have been prepared) to Consolidated Interest Expense (determined for the period of 4 consecutive Fiscal Quarters most recently ended for which financial statements have been prepared) shall be greater than 3.5 to 1.0.

         Section 5.07 Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except (i) loans or advances to employees not exceeding $500,000 in the aggregate outstanding made in the ordinary course of business and consistent with practices existing on December 31, 2000; (ii) Permitted Investments; and (iii) Intercompany Loans; provided that after giving effect to any such loans or advances described in clause (i) of this Section, Permitted Investments and Intercompany Loans, no Default shall have occurred and be continuing.

         Section 5.08 Investments. The Borrower and its Subsidiaries shall not make investments in any Person except as permitted by Section 5.07 and except investments (i) in direct obligations of the United States Government maturing within one year, (ii) in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (iii) in commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (iv) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., (v) constituting Permitted Investments, and (vi) constituting Permitted Acquisitions.

         Section 5.09 Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, and the Borrower shall not permit any Subsidiary to incur any Debt, except:

                  (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $5,000,000;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) any Lien securing an Intercompany Loan;

                  (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased; and

                  (h) Debt evidenced by Intercompany Loans.

         Section 5.10 Conduct of Business and Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, (a) maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, and (b) preserve, renew and keep in full force and effect their respective rights, privileges, licenses (including, without limitation, all Broadcast Licenses and broadcast network affiliations) and franchises necessary or desirable in the normal conduct of business. The business of any Subsidiary of the Borrower that is created or acquired by the Borrower after the date of this Agreement shall be in substantially the same field as the business of the Borrower and its Subsidiaries on the date of this Agreement.

         Section 5.11 Dissolution. Neither the Borrower nor any of its Subsidiaries (other than an Immaterial Subsidiary) shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary (other than an Immaterial Subsidiary), except (a) through corporate reorganization to the extent permitted by Section 5.12, and (b) the Borrower and any Subsidiary may make Stock Payments to the extent permitted by Section 5.05.

         Section 5.12 Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (1) the Borrower or any Subsidiary (other than Cosmos) may merge with another Person if (A) such other Person was organized under the laws of the United States of America or one of its states, (B) the Borrower or such Subsidiary (other than Cosmos) (as the case may be) is the corporation surviving such merger; and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing; (2) Subsidiaries of the Borrower may merge with one another; (3) Cosmos may consolidate or merge with another Person with the prior written consent of the Required Banks; and (4) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit during any Fiscal

Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding seven Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the eighth Fiscal Quarter immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during the 8 consecutive Fiscal Quarters immediately preceding such Fiscal Quarter.

         Section 5.13 Use of Proceeds.

                  (a) No portion of the proceeds of the Loans will be used by the Borrower (i) in connection with any tender offer for, or other acquisition of (except for Permitted Acquisitions), stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, (iii) to finance, directly or indirectly, any Stock Payment if such Stock Payment is not permitted to be made under Section 5.05, or
         (iv) for any purpose in violation of any applicable law or regulation.

                  (b) The proceeds of Loans shall be used exclusively by the Borrower (i) for working capital and other general corporate purposes,
         (ii) to repurchase Capital Stock of the Borrower, and (iii) for Capital Expenditures.

         Section 5.14 Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to the PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the Property of the Borrower or any Subsidiary, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Agent, the Borrower shall have set up reserves satisfactory to the Agent.

         Section 5.15 Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies acceptable to the Agent, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

         Section 5.16 Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks.

         Section 5.17 Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its Properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

         Section 5.18 Environmental Notices. The Borrower shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

         Section 5.19 Environmental Matters. The Borrower will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, generated, stored, disposed or managed in the ordinary course of business in compliance with all applicable Environmental Requirements.

         Section 5.20 Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

         Section 5.21 Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Guarantor), except for Permitted Investments or as permitted by law and in the ordinary course of business and pursuant to terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

         Section 5.22 Restrictions on Ability of Subsidiaries to Pay Dividends. The Borrower shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances made by the Borrower or any other Subsidiary to such Subsidiary.

         Section 5.23 No Activities Leading to Forfeiture. Neither the Borrower nor any of its Subsidiaries or Affiliates shall engage in the conduct of any business or activity which could result in a Forfeiture Proceeding.

         Section 5.24 Additional Guarantors.

                  (a) The Borrower will cause each of its Material Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly become a Guarantor hereunder and under the Guaranty by way of execution of an instrument in form and substance satisfactory to the Agent, together with such authorizing resolutions, constitutive documents and legal opinions for such Additional Guarantor as may be reasonably required by the Agent, executed and delivered to the Agent within 20 Domestic Business Days after the day on which such Person becomes a Material Subsidiary.

                  (b) Once any Subsidiary becomes a Material Subsidiary and therefore becomes a party to the Guaranty in accordance with Section 5.24(a), such Subsidiary thereafter shall remain a party to the Guaranty without regard to the amount of its Total Assets on any day or Operating Profits for any period.

         Section 5.25 Maintenance of FCC Licenses, Affiliation Agreements, Etc. The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, each license, franchise, permit and other authorization necessary or desirable under the Communications Act of 1934 or otherwise with respect to which the failure to so maintain and preserve could reasonably be expected to have or cause a Material Adverse Effect.

         Section 5.26 Cease Broadcasting. The Borrower shall not permit any Station operated by the Borrower or any of its Subsidiaries to cease broadcasting for a period in excess of 10 consecutive days.

                                  ARTICLE VI.
                                    DEFAULTS

         Section 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within three Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within three Domestic Business Days after such fee or other amount becomes due; or

                  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.02 to 5.13, inclusive or Sections 5.21 or 5.22; or

                  (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for thirty days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank; or

                  (d) any representation, warranty, certification or statement made or deemed made by the Borrower in Article IV of this Agreement or by any Guarantor in the Guaranty or by the Borrower or any Guarantor in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount equal to or greater than $5,000,000 (other than the Notes) when due or within any applicable grace period; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate principal amount equal to or greater than $5,000,000 of the Borrower or any Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

                  (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

                  (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $2,500,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (k) a federal tax lien shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                  (l) (i) any Person or two or more Persons acting in concert (other than Person(s) who are lineal descendants (including without limitation adopted children) of W. Frank Hipp, spouses of such lineal descendants, or fiduciaries with respect to voting stock held by, under the control of or for the benefit of such lineal descendants or spouses of such lineal descendants and other than Person(s) whose ownership of 25% or more of the outstanding shares of the voting stock of the Borrower is approved in advance by the Board of Directors of the Borrower) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                  (m) either (i) any Forfeiture Proceeding shall have been commenced or the Borrower shall have given the Banks written notice of the commencement or threatened commencement of any Forfeiture Proceeding as provided in Section 5.01(i); or (ii) the Agent has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced; or

                  (n) if any material Broadcast License necessary for the operation of the Stations shall be terminated, forfeited or revoked or shall fail to be renewed for any reason whatsoever, or, for any other reason, the Borrower or a Wholly-Owned Subsidiary of the Borrower shall at any time fail to be a licensee under any material Broadcast License or shall otherwise fail to have all material authorizations, licenses and permits to construct, own, operate or promote the Stations pursuant to the Broadcast Licenses; or

                  (o) if, at any time, any action of the FCC shall become a final order or judgment or any court of competent jurisdiction shall have entered any final order or judgment (which, in either case, shall have been outstanding for any period of more than thirty (30) days during which enforcement of such order or judgment has not been stayed, by reason of a pending appeal or otherwise) requiring the Borrower or any Subsidiary to sell, transfer or divest itself of any Station, or the Stock of any Subsidiary all of the assets of which comprise any Station, by virtue of any failure on the part of the Borrower or such Subsidiary to comply with the Federal Communications Act of 1934, as amended, the rules and regulations of the FCC promulgated thereunder or any FCC order or any judgment, and the Borrower or such Subsidiary shall fail to consummate such sale, transfer or divestiture within the time allotted therefor; or

                  (p) the Guaranty shall cease to be in full force and effect (other than pursuant to its terms) or a Guarantor shall disaffirm or deny its obligations under the Guaranty;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Advances (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Advances (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon automatically terminate and the Advances (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         Section 6.02 Notice of Default. The Agent shall give notice to the Borrower of any Event of Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII.
                                    THE AGENT

         Section 7.01 Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) makes no warranty or representation to any Bank and shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ Agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such Agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the

Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as Agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

         Section 7.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         Section 7.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 9.05) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         Section 7.04 Rights of Agent and its Affiliates as a Bank. With respect to its Commitment and the Loans made by it and any of its Affiliates, Wachovia (and any successor acting as Agent hereunder) in its capacity as a Bank hereunder and any Affiliate of Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. Wachovia (and any successor acting as Agent hereunder) and any Affiliate thereof may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if it were not acting as the Agent, and Wachovia and any Affiliate thereof may accept fees and other consideration from the Borrower or any Subsidiary or Affiliate thereof for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

         Section 7.05 Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under
Section 9.03 or any amount the Borrower is obligated to pay under Section 9.04, but excluding, unless a Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         Section 7.06 CONSEQUENTIAL DAMAGES. NEITHER THE AGENT NOR ANY BANK SHALL BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 7.07 Registered Holder of Loan Treated as Owner. The Agent may deem and treat each Person in whose name a Loan is registered as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

         Section 7.08 Nonreliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 7.09 Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

         Section 7.10 Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank or other financial institution which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

         Section 7.11 Other Agents. The Borrower and each Bank hereby acknowledges that any Bank designated as an "Agent" on the signature pages hereof (other than the Agent) shall not have any obligations, duties or liabilities hereunder other than in its capacity as a Bank.

                                 ARTICLE VIII.
                      CHANGE IN CIRCUMSTANCES; COMPENSATION

         Section 8.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                  (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) the Required Banks advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Borrowing of Euro-Dollar Loans for which a Notice of Borrowing or Notice of Continuation or Conversion has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         Section 8.02 Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

         Section 8.03 Increased Cost and Reduced Return.

                  (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                           (i) shall subject any Bank (or its Lending Office) to
                  any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                           (ii) shall impose, modify or deem applicable any
                  reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                           (iii) shall impose on any Bank (or its Lending
                  Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

         Section 8.04 Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

                  (b) after its Euro-Dollar Loans have been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

         Section 8.05 Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

                  (a) any payment or prepayment (pursuant to Section 2.09, Section 2.10, Section 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan;

                  (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

                  (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                                  ARTICLE IX.
                                 MISCELLANEOUS

         Section 9.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy, when receipt is confirmed by telephone, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that all notices, requests and other communications given by telecopy to the Borrower shall be given at the telecopy number set forth under the signature of the Borrower on the signature pages hereof; provided further that notices to the Agent under Article II or Article VIII shall not be effective until received.

         Section 9.02 No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 9.03 Expenses; Indemnification.

                  (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation, review and negotiation of this Agreement and the other Loan Documents (subject to the cap separately agreed to), any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                  (b) The Borrower agrees to indemnify and hold harmless the Agent and each Bank (an "Indemnified Person") from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable counsel fees and expenses) which may be incurred by or asserted against the Agent or such Bank in connection with or arising out of any investigation, litigation or proceeding related to the transactions contemplated by this Agreement or any other Loan Document, whether or not the Agent or such Bank is a party thereto; provided, however, the Borrower shall not be obligated to indemnify an Indemnified Person to the extent any claim, damage, liability or expense shall arise from such Indemnified Person's gross negligence or willful misconduct.

         Section 9.04 Sharing of Set-Offs.

                  (a) The Borrower hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

                  (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest due with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Notes, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         Section 9.05 Amendments and Waivers.

                  (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, except as provided below in this subsection, no such amendment or waiver shall, unless signed by each Bank affected thereby, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder (including, without limitation, the Termination
         Date), (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitment or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, (viii) release any Guarantor from the

         Guaranty, or (ix) modify Section 2.09, 2.11, Article III, Section 8.03,
         Section 8.05, Section 9.03, Section 9.04 or Section 9.07(a).

                  (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

         Section 9.06 Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly, (by negative pledge or otherwise) relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         Section 9.07 Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                  (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) the change of the principal of the related Loan or Loans, or (iv) any change in the rate at which either interest is payable thereon or conversion rights fee or facility fee is payable hereunder from the rate at which the Participant is entitled to receive interest, facility fees or conversion rights fees (as the case may be) in respect of such participation. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

                  (c) Any Bank may at any time assign to one or more commercial banks, finance companies, insurance companies or other financial institution or fund which, in each case, in the ordinary course of business extends credit of the type contemplated herein and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank or an affiliate or Related Fund of a Bank), subject to clause (iii) below, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000 (except that there shall be no such minimum if the assignment is to any Bank or any affiliate or Related Fund of any Bank), and (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an affiliate or Related Fund of a Bank without the consent of the Agent and (unless a Default has occurred and is continuing) the Borrower, which consent shall not be unreasonably withheld. Upon (A) execution of the LSTA Assignment by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the LSTA Assignment to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, (D) payment of a processing and recordation fee to the Agent of (1) if such Assignee is a Bank or an affiliate or Related Fund of a Bank, $1,000), and (ii) for any other Assignee, $3,500, and
         (E) recordation of such assignment on the Register, as defined and provided below, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. The Borrower hereby designates the Agent to serve as the Borrower's Agent, solely for purposes of this Section 10.08(c), to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Banks, the transfer of any Commitment of such Banks and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered LSTA Assignment pursuant to this
         Section 9.07(c). Coincident with the delivery of such an LSTA Assignment to the Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender any Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the aggregate principal amount so assigned shall be issued to the new Bank and, if applicable, a new Note shall be issued to the assigning or transferor Bank in the remaining aggregate principal amount of its Commitment and/or Loan not so assigned. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 9.07(c); but excluding any such losses, claims, damages and liabilities which are determined by a final, non-appealable judgment of a court to have been incurred by reason of the gross negligence or willful misconduct of the Agent. Each Bank agrees to indemnify the Borrower and the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Borrower or the Agent by reason of the inaccuracy of any information which is furnished by such Bank concerning such Bank or its Lending Office or the amount assigned pursuant to the LSTA Assignment.

                  (d) The Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee which has executed on LSTA Confidentiality Agreement any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

         Section 9.08 Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank or any affiliate of any Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder,
(vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee as permitted by
Section 9.07(d).

         Section 9.09 Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07 of this Agreement, the disposition of the Note held by that Bank shall at all times be within its exclusive control.

         Section 9.10 Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         Section 9.11 Survival of Certain Obligations. Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

         Section 9.12 Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

         Section 9.13 Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

         Section 9.14 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 9.15 Miscellaneous. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of such term or provision or the application thereof to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. The Loan Documents contain the entire agreement of the parties with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement or promise made by any such party, or by any employee, officer, agent or attorney of such party, which is not contained herein or therein shall be valid or binding. The section and subsection headings of this Agreement are for convenience only and shall not limit or otherwise affect any of the terms thereof.

         Section 9.16 Independence of Covenants. All covenants under this Agreement and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise allowed by, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

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                                     - 54 -

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                              THE LIBERTY CORPORATION


                                              By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------

                                              Address:

                                              P.O. Box 789
                                              Greenville, South Carolina  29602
                                              Telecopy Number:  (803) 292-4390
                                              Telephone Number:  (803) 268-8435
ATTEST:

By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------
             [CORPORATE SEAL]


                (Remainder of this page intentionally left blank)



                                Signature Page of
                            364-DAY CREDIT AGREEMENT
                                   Page 1 of 2

                                        WACHOVIA BANK, N.A., as Agent and a Bank

Commitment:                             By:
                                           ------------------------------------
   $100,000,000                            Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                        Notice Address:

                                        Wachovia Bank, N.A.
                                        191 Peachtree Street, N. E.
                                        Atlanta, Georgia  30303
                                        Attention: Mr.  J. Timothy Toler
                                        Telecopy Number: (404) 332-4048
                                        Telephone Number:  (404) 332-6563

                                        Lending Office:

                                        Wachovia Bank, N.A.
                                        191 Peachtree Street, N. E.
                                        Atlanta, Georgia  30303
                                        Attention: Mr. J. Timothy Toler
                                        Telecopy Number: (404) 332-4048
                                        Telephone Number: (404) 332-6563



                                Signature Page of
                            364-DAY CREDIT AGREEMENT
                                   Page 2 of 2